UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2009 (January 5, 2009)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On January 5, 2009, Larry R. Graham was appointed by the Board of Directors (the “Board”) of Amedisys, Inc. (the “Company”) as a member of the Board to serve a term expiring at the latter of the 2009 Annual Meeting of the Company’s stockholders or upon his successor being elected and qualified. In connection therewith, the size of the Board was increased from a total of six persons to a total of seven persons, in accordance with Section 3.2 of the Company’s Bylaws.

Mr. Graham is the President and Chief Operating Officer of the Company. He has served as Chief Operating Officer since January 1999 and as President since August 2004. He began his career with the Company in April 1996 as its Vice President of Finance, and in January 1998 he was promoted to Senior Vice President of Operations.

Mr. Graham will not receive any additional compensation for his service on the Board. A copy of Mr. Graham’s employment agreement with the Company and a summary description of the terms thereof appear, respectively, as Exhibit 99.2 to and under Item 5.02 of the Company’s Form 8-K dated December 26, 2007, which exhibit and summary description are incorporated herein by reference.

There is no arrangement or understanding between Mr. Graham and any other person pursuant to which he was selected as a director. The Board did not name Mr. Graham to any committees of the Board.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

Press Release

On January 6, 2009, Amedisys, Inc. issued a press release entitled “Amedisys Issues 2009 Guidance and Names Larry Graham as a New Director,” a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of this Current Report on Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as previously set forth by specific reference in such a filing.

Use of our Website to Distribute Material Company Information

Our company website address is www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding the Company is routinely posted on and accessible on the “Investor Relations” subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We will also use our website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the Securities and Exchange Commission (“SEC”) disclosing the same information. In addition, we make available on the Investor Relations subpage of our website (under the link “SEC filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Certificate of Incorporation and Bylaws, our Code of Ethical Business Conduct and the charters for the Audit, Compensation and Nominating and Governance Committees of our Board are also available on the Investor Relations subpage of our website (under the link “Corporate Governance”).

Certain Forward-Looking Statements

When included in this Current Report on Form 8-K, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those projected therein. These risks and uncertainties include, but are not limited to: general economic and business conditions, changes in or failure to comply with existing regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical reimbursement levels, our ability to complete acquisitions announced from time to time, and any financing related thereto, our ability to meet debt service requirements, our ability to comply with covenants in debt agreements, adverse changes in federal and state laws relating to the health care industry, demographic changes, availability and terms of capital, our ability to attract and retain qualified personnel, ongoing development and success of new start-ups, our ability to successfully integrate newly acquired agencies, our ability to effectively integrate, manage, keep secure and expand our information systems, changes in estimates and judgments associated with critical accounting policies, business disruption due to natural disasters or acts of terrorism, and various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements included in this Current Report on Form 8-K or any changes in events, conditions or circumstances upon which any forward-looking statement may be based.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Shell Company Transactions.

Not applicable

(d)	Exhibits.

99.1	Press release dated January 6, 2009 entitled “Amedisys Issues 2009 Guidance and Names Larry Graham as a New Director” (furnished only)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amedisys, Inc.

Date: January 6, 2009	By:	/s/ Dale E. Redman
Dale E. Redman
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release dated January 6, 2009 entitled “Amedisys Issues 2009 Guidance and Names Larry Graham as a New Director”

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